                                                                     EXHIBIT 4.3

                               ALTERA CORPORATION
                 5-3/4% CONVERTIBLE SUBORDINATED NOTE DUE 2002

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES
ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A)
IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C), 2(D) OR 2(E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                               CUSIP 021441 AA 8

ALTERA CORPORATION, a corporation duly organized and validly existing under the laws of the State of California (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to
                                                      , or registered assigns,
the principal sum of                                                     Dollars
on June 15, 2002, and to pay interest on said principal sum semi-annually on June 15 and December 15 of each year, commencing December 15, 1995, at the rate per annum specified in the title of this Note, accrued from the June 1 or December 1 as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date of this Note is a date to which interest has been paid or duly provided for, in which case interest shall accrue from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case interest shall accrue from June 21, 1995, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any June 1 or December 1, as the case may be, and before the following June 15 or December 15, this Note shall bear interest from such June 15 or December 15, respectively; provided, however, that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Note shall bear interest from the next preceding June 15 or December 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from June 21, 1995. The interest so payable on any June 15 or December 15 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the June 1 or December 1 (whether or not a Business
Day) next preceding such June 15 or December 15, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the indenture. Payment of the principal of and interest accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the Holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, provided however, that at the Company's option, payment of interest may be made by check mailed to the registered address of the person entitled thereto.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on this Note to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the Holder of this Note the right to convert this Note into Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

         Dated:
                                                              ALTERA CORPORATION

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within-named indenture.       Attest:                 By:
                THE FIRST NATIONAL BANK OF BOSTON,
                                                       as Trustee

By:

     AUTHORIZED SIGNATORY           ASSISTANT SECRETARY           PRESIDENT

                               ALTERA CORPORATION
                 5-3/4% CONVERTIBLE SUBORDINATED NOTE DUE 2002

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 5-3/4% Convertible Subordinated Notes due 2002 (herein called the "Notes"), limited to the aggregate principal amount of $230,000,000, all issued or to be issued under and pursuant to an indenture, dated as of June 15, 1995 (herein called the "Indenture"), between the Company and The First National Bank of Boston (herein called the "Trustee"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (1) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any thereon, or reduce any amount payable on redemption or repurchase thereof, change or impair the obligation of the Company to repurchase any Note at the option of the Holder upon the happening of a Designated Event, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof of interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or modify the provisions of the Indenture with respect to the subordination of the Notes in manner adverse to the Noteholders, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including
Section 15.6 thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences expect a default in the payment of interest or any premium on or the principal of or any redemption price or Repurchase Price of any of the Notes or the company's failure to convert any Notes into Common Stock. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notion thereof is made upon this Note or such other Notes.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the Company's obligation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Notes are issuable in registered form without coupons in denominations of One Thousand Dollars ($1,000) principal amount and integral multiples thereof. At the office or agency of the Company, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         The Notes will not be redeemable at the Company's option prior to June 16, 1998. On or after such date and prior to maturity the Notes may be redeemed at the Company's option as a whole, or from time to time in part, upon mailing a notice of such redemption not less than thirty (30) nor more than sixty (60) days before the date fixed for redemption to the Holders of Notes at their last registered addresses, all as provided in the Indenture, at the following redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to, but excluding, the date fixed for redemption.

         If redeemed during the 12-month period beginning June 15 (or June 16, in the case of 1998):

                 Year      Percentage      Year      Percentage
                 ----      ----------      ----      ----------
                 1998        103.29%       2000        101.64%
                 1999        102.46        2001        100.82

and one hundred percent (100%) at June 15, 2002; provided that if the date fixed for redemption is a June 15 or December 15, then the interest payable on such date shall be paid to the Holder of record on the next preceding June 1 or December 1, respectively.

         The Notes are not subject to redemption through the operation of any sinking fund.

         Upon the occurrence of a "Designated Event" prior to June 15, 2002, the Noteholder has the right, at such Holder's option, to require the Company to repurchase all or any portion of such Holders' Notes on the thirtieth (30th) day after notice of such Designated Event at a price equal to one hundred percent (100%) of the principal amount of the Notes, together in each case with accrued interest to the date fixed for redemption; provided that if such repurchase date is June 15 or December 15, then the interest payable on such date shall be paid to the Holder of record of the Note on the next preceding June 1 or December 1, respectively. The Company shall mail to all Holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before fifteen (15) calendar days after the occurrence of such Designated Event.

         Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time after sixty (60) days following the latest date of original issuance of the Notes and prior to the close of business on June 15, 2002, or, as to all or any portion hereof called for redemption, prior to the close of business on the Trading Day next preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is One Thousand Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $51.17 or such Conversion Price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the company duly executed by, the Holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest through the close of business on the Trading Day next preceding the following interest payment date, this Note (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest otherwise payable on such interest payment date on the principal amount being converted. No fractional shares of Common Stock will be issued upon conversion, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

         Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the Holder of such Notes at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders thereof and convert them into Common Stock and to make payment for such Notes as aforesaid to the Trustee in trust for such Holders.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the Holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Register may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum paid, satisfy and discharge liability for monies payable on this Note.

         No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used in this Note and defined in the Indenture are used herein as therein defined.


                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                   UNIF GIFT MIN ACT--
TEN ENT - as tenants by entireties               _____________________ Custodian
JT TEN  - as tenants with right of                      (Cust)
          survivorship and not as                _____________________ under
          tenants in common                             (Minor)
                                                 Uniform Gifts to
                                                 Minors Act ____________________
                                                                   (State)

    Additional abbreviations may also be used though not in the above list.

                               CONVERSION NOTICE

To:   Altera Corporation:

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is One Thousand Dollars ($1,000) principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated: ________________________________     ____________________________________

Fill in for registration of shares to
be issued, and Notes if to be delivered,    ____________________________________
other than to and in the name of the                    (Signatures)
registered Holder:
                                            Signature(s) must be guaranteed by
_______________________________________     an eligible Guarantor Institution
                (Name)                      (banks, stock, brokers, savings and
                                            loan associations and credit
_______________________________________     unions) with membership in an
           (Street Address)                 approved signature guarantee
                                            medallion program pursuant to
_______________________________________     Securities and Exchange Commission
      (City, State and Zip Code)            Rule 17Ad-15 if shares of Common
     Please print name and address          Stock are to be issued, or Notes to
                                            be delivered, other than to and in
                                            the name of the registered Holder.

                                            ____________________________________
                                                     Signature Guaranteed

                                              Principal amount to be converted
                                                      (if less than all):

                                                    $_________________,000

                                            ____________________________________
                                              Social Security or Other Taxpayer
                                                    Identification Number

              OPTION TO ELECT REPURCHASE UPON A DESIGNATED EVENT

To:   Altera Corporation

         The undersigned registered new owner of this Note hereby irrevocably acknowledges receipt of a notice from Altera Corporation (the "Company") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is One Thousand Dollars ($1,000) principal amount or an integral multiple thereof) below designated, in accordance with the terms of the indenture referred to in this Note, together with accrued interest to such date, to the registered Holder hereof.


Dated: ________________________________     ____________________________________


                                            ____________________________________
                                                        (Signatures)

                                            NOTICE:  The above signatures of the
                                            Holder(s) hereof must correspond
                                            with the name as written upon the
                                            face of the Note in every particular
                                            without alteration or enlargement or
                                            any change whatever.

                                                 Principal amount to be repaid
                                                      (if less than all):

                                                    $_________________,000

                                            ____________________________________
                                              Social Security or Other Taxpayer
                                                    Identification Number

                                   ASSIGNMENT

For value received _____________________________________________________________
hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
    (Please insert social security or other identifying number of assignee)

the within Note, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the within Note occurring within three years of the original issuance of such Note, the undersigned confirms that such Note is being transferred:

         [ ]  To Altera Corporation or a subsidiary thereof; or
         [ ] Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
         [ ] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or
         [ ] Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):
         [ ]  The transferee is an Affiliate of the Company.

Dated: ________________________________     ____________________________________


                                            ____________________________________
                                                        (Signatures)

                                            Signature(s) must be guaranteed by
                                            an eligible Guarantor Institution
                                            (banks, stock brokers, savings and
                                            loan associations and credit
                                            unions) with membership in an
                                            approved signature guarantee
                                            medallion program pursuant to
                                            Securities and Exchange Commission
                                            Rule 17Ad-15 if shares of Common
                                            Stock are to be issued, or Notes
                                            to be delivered, other than to and
                                            in the name of the registered
                                            Holder.

                                            ____________________________________
                                                     Signature Guaranteed


NOTICE:   The signature on the conversion notice, the option to elect repurchase upon a Designated Event or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.